Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

J.A.B. International, Inc.
1013 Fairway Drive
Winter Park, FL  32792

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated November 22, 1998, with respect to the consolidated financial statements of Brush Creek Mining and Development Co., Inc., included in its Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission, which has been incorporated by reference in its entirety in the Registration Statement on Form.

Brown Armstrong Randall Reyes
Paulden and McCown Accountancy Corporation

September 29, 1999